RANDGOLD RESOURCES LIMITED

6,000,000 Ordinary Shares

in the form of Ordinary Shares or American Depositary Shares

(US$0.05 par value)

UNDERWRITING AGREEMENT

November [29], 2007

HSBC Bank plc

Citigroup Global Markets Limited

As Representatives of the several Underwriters

named in Schedule 1 hereto

c/o HSBC Bank plc

8 Canada Square

Canary Wharf

London E14 5HQ

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

33 Canada Square

London E14 5LB

United Kingdom

Ladies and Gentlemen:

Randgold Resources Limited, a corporation organized under the laws of Jersey, the Channel Islands (the “Company”), proposes, subject to the terms and conditions set forth herein, to issue and sell to, or upon the order of, the several underwriters named in Schedule 1 annexed hereto (the “Underwriters”), and the Underwriters propose, subject to the terms and conditions set forth herein, to purchase, severally and not jointly, from the Company an aggregate of 6,000,000 ordinary shares of US$0.05 par value per share of the Company (the “Firm Shares”).

In addition, solely for the purpose of covering over-allotments, if any, and subject to the terms and conditions set forth herein, the Company proposes to grant an option to the Underwriters, exercisable at the sole and absolute discretion of the Representatives (as defined below) to purchase, severally and not jointly, up to an additional 900,000 ordinary shares of US$0.05 par value per share of the Company (the “Option Shares”). The Firm Shares and the Option Shares are herein collectively called the “Shares”. The ordinary shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Capital Shares”.

It is understood that, subject to the terms and conditions set forth herein, the Shares will be sold to, or upon the order of, the Underwriters in connection with the offer and sale of such Shares in the United States (the “U.S. Offering”), Canada (the “Canadian Offering”) and outside the United States and Canada (the “International Offering”). The U.S. Offering, the Canadian Offering and the International Offering are hereinafter collectively referred to as the “Global Offering”.

HSBC Bank plc and Citigroup Global Markets Limited shall act as representatives (the “Representatives”) of the Underwriters. The Shares to be offered and sold in the U.S. Offering are sometimes referred to herein as the “U.S. Shares” and the Shares to be offered and sold in the Canadian Offering and the International Offering are sometimes referred to herein as the “International Shares.” [Of the Firm Shares there will be [•] U.S. Shares and [•] International Shares.] Offers and sales by the Underwriters within the United States will be made by their appropriately authorized affiliates.

The Underwriters may elect to take delivery of the Shares issued pursuant to this Agreement in the form of Shares or in the form of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”). The ADSs are to be issued pursuant to a Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002 and further amended and restated as of July 10, 2002, as amended effective March 10,2003 and June 11, 2004 (the “Deposit Agreement”), by and among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and holders from time to time of the ADRs issued thereunder by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Share deposited pursuant to the Deposit Agreement. Except as the context may otherwise require, references herein to the Shares (whether Firm Shares or Option Shares, U.S. Shares or International Shares) shall include all of the Shares whether in the form of Shares or ADSs.

Two forms of prospectus and/or offering memoranda are to be used in connection with the Global Offering, one for each of the U.S. Offering and the Canadian Offering. The form of the offering memorandum used in connection with the Canadian Offering will be identical to the U.S. form of the prospectus except for certain additional pages referred to as the Canadian Supplement, dated November [•], 2007. The Company has filed, in accordance and in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 of the Securities Act on Form F-3 (File No. 333-[•]), including a form of prospectus meeting the requirements of the Securities Act furnished to the Representatives for use in connection with the U.S. Offering and the International Offering (the “U.S. Preliminary Prospectus”). Except where the context otherwise requires, the registration statement, as amended when it became effective, including any information contained in any prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, is herein called the “Registration

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Statement”. The prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day (as defined in the rules and regulations under the Securities Act) after the date hereof (or such earlier time as may be required under the Securities Act and the rules and regulations thereunder) or, if no such filing is required, the form of final prospectus included in the registration statement at the time it became effective, is herein called the “U.S. Prospectus”. Each of the U.S. Preliminary Prospectus and the U.S. Prospectus will be supplemented with certain additional pages for use in the Canadian Offering (as so supplemented, the “Canadian Preliminary Offering Memorandum” and the “Canadian Offering Memorandum,” respectively). Any reference herein to the U.S. Preliminary Prospectus shall include reference to the portion of the Canadian Preliminary Offering Memorandum that comprises the U.S. Preliminary Prospectus, and any reference herein to the U.S. Prospectus shall include reference to the portion of the Canadian Offering Memorandum that comprises the U.S. Prospectus. The Canadian Preliminary Offering Memorandum and the U.S. Preliminary Prospectus are herein collectively referred to as the “Preliminary Prospectuses” and the Canadian Offering Memorandum and U.S. Prospectus are herein collectively referred to as the “Prospectuses”. Any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Preliminary Prospectus and the Issuer Free Writing Prospectuses as defined in Rule 433 of the Securities Act, if any, identified in Schedule 3 hereto, and any other Free Writing Prospectus as defined in Rule 405 of the Securities Act that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package shall comprise the “Disclosure Package”.

A registration statement on Form F-6 (File No. 333-91398) relating to the ADSs has also been filed, in accordance and in conformity with the requirements of the Securities Act, and has been declared effective by the Commission. An additional registration statement on Form F-6 (File No. 333-129147) relating to the ADSs has also been filed, in accordance and in conformity with the requirements of the Securities Act, and has been declared effective by the Commission. Such registration statements on Form F-6, as amended at the time when each such statement became effective, are referred to in this Agreement as the “ADS Registration Statements”.

For purposes of this Agreement, “Business Day” means any day, excluding Saturday and Sunday, on which banking institutions are generally open for normal banking business in London and New York City.

The Company understands that: (i) the Underwriters intend to make a public offering in the United States of the U.S. Shares as soon after the Registration Statement has become effective as in the judgment of the Representatives is advisable and initially to offer the U.S. Shares upon the terms set forth in the U.S. Prospectus, and (ii) the Underwriters, through their affiliates, intend to make an offering of the International Shares concurrently with the offering of

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the U.S. Shares and initially to offer the International Shares to residents of Canada upon the terms set forth in the Canadian Offering Memorandum in connection with the Canadian Offering and to non-residents of Canada and outside the United States upon the terms set forth in the U.S. Prospectus and the press announcement to be released on [•], 2007 via a regulatory news system in relation to the International Offering.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, its board of directors or its current shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, its board of directors or its current shareholders, except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that, save as otherwise expressly agreed in writing, it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, its board of directors or its current shareholders, in connection with such transaction or the process leading thereto.

The Company and the Underwriters agree as follows:

1.	SALE AND PURCHASE

(a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions set forth herein, the Company agrees to issue and sell 6,000,000 Firm Shares to, or upon the order of, each Underwriter in accordance with Section 2 of this Agreement and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 annexed hereto (subject to such adjustments to eliminate fractional Shares or ADSs as the Representatives may determine), which shall be deliverable in the form of Shares or ADSs (as designated by the Representatives on behalf of the Underwriters), in each case at the price set forth in Schedule 2 hereto (the “Purchase Price”).

(b) In addition, the Company hereby grants to the Representatives on behalf of the several Underwriters the option to purchase, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions set forth herein, the Underwriters have the right to purchase, severally and not jointly, from the Company, all or a portion of the Option Shares, which shall be deliverable in the form of Shares or ADSs (as designated by the Representatives on behalf of the Underwriters), solely to cover over-allotments made in connection with the offering of the Firm Shares, at the same Purchase Price per Share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised at the election of the Representatives on behalf of the several Underwriters in whole or in part at any time or from time to time on or before the 30th calendar day following the First Time of Purchase (as defined below), by written notice, in the form of Schedule 4 annexed

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hereto, to the Company from the Representatives at least two Business Days before the Time of Purchase (as defined below). Such notice shall be irrevocable and shall set forth the aggregate number of Option Shares as to which the option is being exercised and the Time of Purchase when the Option Shares are to be delivered. The number of Option Shares to be sold to, or upon the order of, each Underwriter in accordance with Section 2 of this Agreement shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule 1 annexed hereto bears to the total number of Firm Shares issued and sold pursuant to the terms hereof (subject to such adjustments to eliminate fractional shares or ADSs as the Representatives may determine).

(c) Upon the authorization by the Company of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale and issuance by the Company in accordance with Section 2 of this Agreement upon the terms and conditions set forth in the Prospectuses. Each Underwriter represents and warrants to, and agrees with, the Company to the effect set forth in Annex A.

2.	PAYMENT AND DELIVERY

(a) Payment of the aggregate Purchase Price for the Firm Shares to be sold and issued by the Company shall be made by the Representatives on behalf of the Underwriters in U.S. dollars in immediately available funds by wire transfer to the account of the Company specified in writing by the Company to the Representatives. If the option to purchase Option Shares provided for in Section 1(b) hereof shall have been exercised, payment of the aggregate Purchase Price for the Option Shares to be sold and issued by the Company shall be made by the Representatives on behalf of the Underwriters in U.S. dollars in immediately available funds by wire transfer to the account of the Company specified in writing by the Company to the Representatives. The time and date of such payment shall be, with respect to the Firm Shares, 8:00 a.m. London time on November [•], 2007, or at the same time on such other date, not later than November [•], 2007, as shall be designated in writing by the Representatives after consultation with the Company where practicable, and, if the option to purchase Option Shares provided for in Section 1(b) hereof shall have been exercised, at 8:00 a.m. London time on the date specified by the Representatives in the written notice (which date shall be two Business Days from the date of such notice) given by the Representatives of their election, on behalf of the Underwriters, to purchase such Option Shares in accordance with the terms of Section 1(b) hereof. Such time and date for delivery of the Firm Shares is herein called the “First Time of Purchase”, such time and date for delivery of the Option Shares, if not the First Time of Purchase, is herein called the “Additional Time of Purchase”, and each such time and date for delivery is herein called a “Time of Purchase”. At each Time of Purchase, the Company shall pay in U.S. dollars in immediately available funds by wire transfer to or for the account of the Representatives specified by the Representatives to the Company the total of all expenses (as set forth in Section 4.1(l) hereof) then due and owing to the Underwriters and the Underwriters’ counsel, if any, to the extent they have been ascertained by the Underwriters and agreed to by the Company, all as set forth in a detailed and itemized invoice to be delivered by the Representatives to the Company no later than two Business Days immediately preceding the Time of Purchase and confirmed by the Company. The Representatives shall, in their sole and absolute discretion, have the right to elect to deduct from its payment of the aggregate Purchase

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Price payable at any Time of Purchase under this Section 2(a), the amounts payable by the Company under this Section 2(a) in lieu of a wire of transfer of the funds from the Company.

(b) At 8:00 a.m. London time on each Time of Purchase, the Company shall issue the Shares to be delivered on such Time of Purchase, in registered form and procure (i) that these Shares are registered on the Company’s share register in Jersey, Channel Islands, in the names of the initial purchasers of these Shares procured by the Underwriters or in the name of the London office of the Depositary, as the custodian of the Depositary (the “Custodian”) with respect to Shares represented by ADSs, and (ii) that such Shares are delivered to the accounts of the initial purchasers of the Shares procured by the Underwriters, or in the case of Shares represented by ADSs, to the deposit account of the Depositary established with the Custodian. The Company will issue the Shares in registered form as further provided below. Payment for the Firm Shares and, if applicable, the Option Shares, shall be deemed to be released at the time of Admission (as defined below) of the Shares.

(c) With respect to Shares to be delivered in the form of ADSs, against such payment and delivery, the Company shall deposit the Shares with the Depositary pursuant to the terms of the Deposit Agreement and procure that the Depositary issues and delivers to the several Underwriters or to their order in such place as the Representatives may reasonably require, ADRs duly executed in accordance with the provisions of the Deposit Agreement. ADR certificates for the ADSs which represent Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing no later than two Business Days before the applicable Time of Purchase. The Company will cause the form of ADR evidencing the ADSs to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the Depositary or its designated custodian.

(d) With respect to Shares to be delivered in certificated form, against such payment and delivery, the Company shall deliver the Shares to the Representatives, or, with respect to Shares to be delivered in uncertificated form, against such payment and delivery, the Company shall deposit the Shares through CREST, being the U.K. system for settlement in uncertificated form. Certificates evidencing the Shares shall be in such denominations and registered in such names as the Representatives may request in writing no later than two Business Days before the applicable Time of Purchase. The Company will cause any certificates evidencing the Shares to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of its transfer agent, Computershare Investor Services (Channel Islands) Limited.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date and time that this Agreement is executed and delivered to the parties hereto (the “Execution Time”), each Time of Purchase and each date on which a Prospectus is issued:

(a) The Registration Statement has been filed with the Commission. The Registration Statement (in the form heretofore delivered to the Representatives and each of the other

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Underwriters) automatically became effective upon filing with the Commission in such form. No other document with respect to the Registration Statement or any other document incorporated by reference therein has been filed with the Commission. The Commission has not issued an order preventing or suspending the use of the Registration Statement or the U.S. Prospectus nor instituted or threatened proceedings for that purpose.

(b) No stop order preventing or suspending the use of any U.S. Preliminary Prospectus or Registration Statement has been issued by the Commission. Each U.S. Preliminary Prospectus, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in the U.S. Preliminary Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(c) The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement does not contain and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus does not and will not, as of the applicable filing date as to the U.S. Prospectus or any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in the Registration Statement or the U.S. Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the U.S. Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d) The documents incorporated by reference in the U.S. Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the

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Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Each of the Canadian Preliminary Offering Memorandum and the Canadian Offering Memorandum does not and as of the date thereof, does not or did not, and any further amendments or supplements to such prospectus or offering memorandum, as the case may be, as of the date of any such amendment or supplement, will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in such prospectus or offering memorandum.

(f) Each of the ADS Registration Statements has been filed with the Commission. Each such ADS Registration Statement and any post-effective amendment thereto (each in the form heretofore delivered to the Representatives for each of the other Underwriters) have been declared effective by the Commission in such form. The Commission has not issued an order preventing or suspending the use of either ADS Registration Statement nor instituted or threatened proceedings for that purpose. Each ADS Registration Statement conforms, and any further amendments to such ADS Registration Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. Each ADS Registration Statement does not and did not, as of the applicable effective date of such ADS Registration Statement and any amendment thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) Since the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus, there has not been any material change in the share capital (other than as a result of grants or exercises under the Company’s benefits plans) or increase in long- term debt of the Company or any of its subsidiaries (as listed in Exhibit 8.1 of the Company’s annual report on Form 20-F for the year ended December 31, 2006), including, for the avoidance of doubt, Morila Limited, Randgold Resources (Somilo) Limited, Société des Mines de Morila SA and Société des Mines de Loulo SA (collectively, the “Subsidiaries”), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”) otherwise than as set forth or contemplated in the U.S. Prospectus as amended or supplemented; and except as set forth or contemplated in the U.S. Prospectus as amended or supplemented neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

(h) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority (corporate or otherwise) to own, lease and operate its properties and conduct

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its business as described in the U.S. Prospectus as amended or supplemented, and, to the extent that such concept is applicable in such jurisdiction, is in good standing under the laws of its jurisdiction of incorporation and each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where failure to be in good standing would not have a Material Adverse Effect. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

(i) The Company has the authorized capitalization set forth in the U.S. Prospectus as amended or supplemented, and all of the issued and outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. To the best of the Company’s knowledge, the table of share ownership set forth under the heading “Principal Shareholders” in the U.S. Prospectus accurately reflects beneficial ownership of the Company’s ordinary shares as at the date set forth therein.

(j) The Shares to be issued by the Company and sold to, or upon the order of, the Underwriters have been duly authorized and, when issued and paid for pursuant to this Agreement will have been duly and validly issued, fully paid and non-assessable. The statements set forth under the heading “Description of Our Memorandum and Articles of Association and Ordinary Shares” in the Prospectuses as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Company’s ordinary shares and the Company’s Memorandum and Articles of Association, provide a fair and accurate summary of such provisions in all material respects. There are no restrictions on transfers of the Shares except as described in the U.S. Prospectus as amended or supplemented and they may freely be deposited by the Company with the Depositary or its custodian. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Company’s ordinary shares.

(k) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(l) Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued and the persons in whose names the ADRs evidencing ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. There are no restrictions on subsequent transfers of ADSs except as described in the U.S. Prospectus as amended or supplemented.

The statements set forth under the heading “Description of American Depositary Receipts” in the Prospectuses as amended or supplemented, insofar as such statements purport to summarize certain provisions of the ADSs, ADRs and the Deposit Agreement, provide a fair and accurate summary of such provisions in all material respects.

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(m) All of the outstanding shares of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the U.S. Prospectus as amended or supplemented. With respect to such shares owned by the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of, or ownership interest in, the Subsidiaries are outstanding, except as described in the U.S. Prospectus as amended or supplemented.

(n) Except as described in the U.S. Prospectus as amended or supplemented, no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof; except as described in the U.S. Prospectus as amended or supplemented, no person has the right, contractual or otherwise, to cause the Company to issue to such person, or register pursuant to the Securities Act and the rules and regulations thereunder, any ordinary shares or other equity securities of the Company, including, but not limited to, preference shares.

(o) Except as described in the U.S. Prospectus as amended or supplemented, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any ordinary shares of the Company or any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any ordinary shares or any such convertible or exchangeable securities or (iii) obligations of the Company or any of its Subsidiaries to issue any ordinary shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(p) The form of certificate for the Shares (to the extent Shares are issued in certificated form) conforms to the requirements of the laws of Jersey and the Memorandum and Articles of Association of the Company; the form of certificate for the ADRs conforms in all material respects to the requirements of the Deposit Agreement.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) Each of the Company and its Subsidiaries has all permits, licenses, consents, approvals, authorizations, orders, registrations, clearances and qualifications (collectively, “Governmental Authorizations”) and has made all filings required under any statute or any order, regulation or rule of any governmental or regulatory agency or body having jurisdiction over the Company or its Subsidiaries, as the case may be, or over any of their respective properties (each, a “Governmental Agency”), in each case necessary to conduct its business as described in the U.S. Prospectus as amended or supplemented, except for such Governmental Authorizations or filings the failure of which to obtain or make would not have a Material Adverse Effect.

(s) The issuance of the Shares, the deposit by the Company of the Shares with the Depositary against receipt of ADRs evidencing ADSs, the issuance of the ADRs, the sale of the Shares and compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated,

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will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), the Memorandum or Articles of Association or other charter document of the Company or any of its Subsidiaries or, except as described in the U.S. Prospectus as amended or supplemented and except for such matters (other than with respect to the Memorandum or Articles of Association or other charter document of the Company or any of its Subsidiaries) as would not have a Material Adverse Effect, the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is or may be bound or affected, nor will such action result in any violation of any statute or any order, rule or regulation of any Governmental Agency, except as described in the U.S. Prospectus as amended or supplemented; and no Governmental Authorizations of or filing with any Governmental Agency is required to be obtained or made by the Company for the issue of the Shares and the ADRs evidencing ADSs, the sale of the Shares and the ADRs, the application of the proceeds of such sale and issuance as set forth in the U.S. Prospectus as amended or supplemented or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained and are in full force and effect or will have been obtained prior to the Time of Purchase and such Governmental Authorizations as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters.

(t) Except as described in the U.S. Prospectus as amended or supplemented, no Governmental Authorizations (including any foreign exchange or foreign currency Governmental Authorizations) are required for the Company to pay dividends, if any, declared by the Company to the holders of Shares, including the Depositary.

(u) Except as described in the U.S. Prospectus as amended or supplemented and except for such matters as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are each in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened Environmental Claims against the Company or any of its Subsidiaries. There are no costs or liabilities of the Company or any of its Subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditure required for clean-up, closure of properties or compliance with Environmental Laws or any Governmental Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 3.1(u), the following terms shall have the following meanings: “Environmental Law” means federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health, safety or any hazardous or toxic chemical, material or substance, exposure to which or release of which is prohibited, limited or regulated by any Governmental Agency. “Environmental Claim” means any

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administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding arising under any Environmental Law.

(v) Except as described in the U.S. Prospectus as amended or supplemented and, other than in the case of (i)(a) below, except for such matters as would not have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), (a) its respective Memorandum or Articles of Association or other charter document or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of Indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties is or may be bound or affected, and (ii) neither the Company nor any of its Subsidiaries is in violation of, or in default under, any Governmental Authorization or any statute or any order, regulation or rule of any Governmental Agency.

(w) Except as described in the U.S. Prospectus as amended or supplemented, there is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened to which the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries is a party before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries or such officer or director could reasonably be expected to have a Material Adverse Effect or to prevent the consummation of the transaction contemplated hereby.

(x) Each of the Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary of companies engaged in similar industries.

(y) Each of the Company and its Subsidiaries have good title in fee simple to all real property and good and marketable title to all other properties and assets reflected in the financial statements (or as described in the U.S. Prospectus as amended or supplemented) described herein, subject to no liens, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the U.S. Prospectus as amended or supplemented) or which are not material in amount. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(z) The Company or one of its Subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the U.S. Prospectus as amended or supplemented is located, in the ore bodies and mineral inventories and the milling facilities described in the U.S. Prospectus as amended or supplemented (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses or occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient

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to permit the Company or one of its Subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except as described in the U.S. Prospectus as amended or supplemented or where the failure so to hold would not have a Material Adverse Effect. In addition, except as described in the U.S. Prospectus as amended or supplemented or where the failure so to have would not have a Material Adverse Effect, either the Company or one of its Subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or one of its Subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove and process the minerals derived from the ore bodies and mineral inventories described in the U.S. Prospectus as amended or supplemented and to transport for refinement, market or distribute the ore and metals produced at the milling and processing facilities described in the U.S. Prospectus as amended or supplemented. Each of the aforementioned interests and rights is currently in good standing, except where the failure to be in good standing would not have a Material Adverse Effect.

(aa) Except as disclosed in the U.S. Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent or threatened that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

(bb) Each of the Company and its Subsidiaries have filed all income, franchise and other tax returns required to be filed through the date hereof and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual have been established in accordance with generally accepted accounting principles except insofar as the failure to file such returns or to pay such taxes or assessments is not reasonably likely to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. Neither the Company nor any of its Subsidiaries have been involved in any material dispute with any tax authority.

(cc) Neither the Company nor any of its Subsidiaries has violated any applicable law or regulation relating to the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(dd) PricewaterhouseCoopers LLP and PricewaterhouseCoopers Inc., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and have audited certain financial statements of the Company and its Subsidiaries included in or incorporated by reference in the Prospectuses, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

(ee) BDO Stoy Hayward LLP, who have reviewed certain financial statements of the Company and its Subsidiaries included in the Prospectuses, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

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(ff) The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), together with related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows and changes in the consolidated financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply. Except as otherwise stated in the Registration Statement and the Prospectuses such consolidated financial statements and related schedules and notes have been prepared in accordance with International Financial Reporting Standards consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial and operating data and selected historical financial data included in the Registration Statement and the Prospectuses as amended or supplemented presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and generally accepted accounting principles in the United States and to maintain accountability of assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Giving consideration to the consummation of the transactions contemplated hereby and the application of proceeds as described in the Prospectuses under the caption “Use of Proceeds”, the Company will not be a “passive foreign investment company” within the meaning of Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (determined as if the taxable year of the Company ended immediately after the consummation of the transactions contemplated hereby).

(ii) The Company is in compliance in all material respects with the reporting, filing and other applicable requirements of all statutes, laws, rules and regulations of any jurisdiction or any statutory or regulatory board, authority or other body which apply to the Company as a result of the listing of its ordinary shares on and global depositary shares on the London Stock Exchange.

(jj) The ADSs have been approved for quotation on the Nasdaq Global Select Market, subject to notice of issuance.

(kk) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

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(ll) Neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M) has, either alone or with one or more other persons, bid for or purchased, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares, any instruments exchangeable for, representing interests in, or the right to an allotment of, any such securities or any right to purchase any such securities (collectively, the “Subject Securities”) or attempted to induce any person to purchase any Subject Securities, except as otherwise provided in this Agreement or to the extent otherwise permitted by Regulation M; and neither the Company nor any of its affiliated purchasers has made bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or other Subject Securities. For the purposes of this Section 3(mm), “Regulation M” means Regulation M under the Exchange Act and the rules and regulations thereunder.

(mm) Neither the Company nor any of its Subsidiaries has taken or may take, directly or indirectly any action which was designed to stabilize or manipulate or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs.

(nn) To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilizing Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(oo) The Company has not provided prospective purchasers in any of the provinces of Canada (the “Qualifying Provinces”) with any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws (as defined below), other than the Canadian Preliminary Offering Memorandum and the Canadian Offering Memorandum.

(pp) The Company has complied with all applicable laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in each such province (the “Canadian Securities Laws”) that are necessary to ensure that the purchase and sale of the Shares as contemplated in this Underwriting Agreement may lawfully occur in each of the Qualifying Provinces without the necessity of the filing of a prospectus in any Qualifying Province.

(qq) Except as described in the U.S. Prospectus as amended or supplemented, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Subsidiary’s share capital, repaying to the Company any loans or advances to such Subsidiary from the Company or transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on the Shares.

(rr) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the

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U.S. Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 of the Sarbanes Oxley Act related to loans and Sections 302 and 906 of the Sarbanes Oxley Act related to certifications, to the extent that the applicable provision was effective at the time of determination.

(ss) (i) The Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(tt) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(uu) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(vv) Each Issuer Free Writing Prospectus as defined in Rule 433 of the Securities Act does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

4.	AGREEMENTS OF THE COMPANY

4.1 The Company agrees:

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(a) To make available to the Underwriters in such cities and locations as the Representative shall reasonably designate, as soon as practicable after the Registration Statement becomes effective (and in any event by 10:00 a.m., London time, on the Business Day next succeeding the date of this Agreement), and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the U.S. Prospectus, the Canadian Offering Memorandum and the each Issuer Free Writing Prospectus (or of any such prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request; if the delivery of a prospectus is required in connection with offers and sales of the Shares, and if at such time any event shall have occurred as a result of which any of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement in order to comply with the Securities Act and the rules and regulations thereunder, the Company shall notify the Underwriters and upon their request file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of amended Prospectuses or supplements or new registration statements thereto which will correct such statement or omission or effect such compliance;

(b) To deliver to the Representative, at the expense of the Company, two signed copies of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case including exhibits, and to each Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case without exhibits; and in case any Underwriter is required to deliver a prospectus in connection with sales of the Shares in the United States at any time nine months or more after the time of issue of the Prospectuses, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may reasonably request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Securities Act.

(c) To advise the Representative promptly, confirming such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when a U.S. Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner under such Rule).

(d) To advise the Representative promptly, confirming such advice in writing, of the receipt of any comments from the Commission or of any request by the Commission for amendments or supplements to the Registration Statement or the U.S. Prospectus, as then amended or supplemented, or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any U.S. Preliminary Prospectus or the U.S. Prospectus, as then amended or supplemented, and promptly to use every reasonable effort (i) to prevent the issuance of any stop order and (ii) if any stop order is issued, to obtain the lifting or withdrawal of such order as soon as possible.

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(e) To advise the Representative promptly of any proposal to file, amend or supplement the Registration Statement or any of the Prospectuses, as then amended or supplemented, to furnish the Representative with copies of any such documents, amendments or supplements a reasonable amount of time prior to such filing or use, and to file no such amendment or supplement to which the Representative or counsel to the Underwriters shall object in writing.

(f) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions as the Representative may designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any such state or other jurisdiction, to subject itself to taxation as doing business in any such state or other jurisdiction or to file a general consent to the service of process under the laws of any such state or other jurisdiction; and to promptly advise the Representative of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

(g) If, at any time prior to the filing of the Prospectuses pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Underwriters may reasonably request.

(h) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a prospectus or a post-effective amendment to the Registration Statement with the Commission registering the Shares not so covered by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such prospectus or post-effective amendment at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(i) To make generally available to its shareholders (within the meaning of the Securities Act and the rules and regulations thereunder) as soon as practicable and in any event within the period required by law, an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

(j) To furnish to its shareholders within the period required under the Exchange Act and the rules and regulations thereunder after the end of each financial year an annual report, including a balance sheet, statements of income and of cash flow of the Company for such financial year, accompanied by a copy of the certificate or report thereon of internationally recognized independent certified public accountants.

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(k) To furnish or make available to the Representative and, upon request, to each of the other Underwriters for three years, as soon as they are available, (i) a copy of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) a copy of all annual and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission, and (iii) a copy of documents or reports filed with the Commission or any securities exchange on which any class of securities of the Company is listed.

(l) To pay or cause to be paid all costs and expenses relating to the performance of the obligations of the Company under this Agreement and any related arrangement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectuses, the Prospectuses, and each Issuer Free Writing Prospectus and any amendments or supplements thereto, as well as the mailing and delivery of copies of the Preliminary Prospectuses, the Prospectuses and each Issuer Free Writing Prospectus and any amendments or supplements thereto in such quantities as the Underwriters may reasonably require, (ii) the preparation, printing and delivery to the Underwriters of the Underwriting Agreement, the Deposit Agreement and such other documents as may be reasonably required in connection with the Global Offering, or the purchase, sale or delivery, as applicable, of the Shares, (iii) the preparation, issuance and delivery of any certificates for the Shares to the order of the Underwriters, (iv) the reasonable fees and disbursements of each of the Company’s counsel, accountants and other advisors, (v) the reasonable fees (up to the agreed cap of US$250,000) and disbursements of the Underwriters’ counsel, (vi) the qualification of the Shares under the securities or “blue sky” laws in accordance with the provisions of Section 4.1(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and distribution of any Blue Sky Memoranda, (vii) the fees and expenses of any transfer secretary or registrar for the Shares, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Shares, (ix) the filing fees of the Commission, (x) the fees and expenses incurred in connection with the listing or supplemental listing, if any, of the ADSs representing shares of the Company on Nasdaq Global Select Market, (xi) the fees payable by the Company, if any, for depositing the Shares under the Deposit Agreement with the Depositary against issuance of the ADRs, (xii) the fees and expenses payable by the Company, if any, of the Depositary and any custodian appointed under the Deposit Agreement, (xiii) all taxes and duties, if any, incident to the sale and issuance, in accordance with Section 2 of this Agreement, or delivery of the Shares, including any stamp duty or transfer taxes or other duties payable upon the sale and issuance, in accordance with Section 2 of this Agreement or delivery of the Shares to the Underwriters, their transfer between Underwriters pursuant to the Agreement Among Underwriters, and their onward sale to purchasers as contemplated in the Global Offering, (xiv) all marketing and road show expenses, including the reasonable fees and expenses of the road show coordinator, if any, the preparation of all promotional materials (including but not limited to slides, videos and brochures) in connection with the investor presentations, and including but not limited to, travel and lodging expenses of the Company and the Underwriters, (xv) all reasonable advertising expenses and the fees of any media relations or publicity agents in connection with the Global Offering, (xvi) the filing and any related fees payable to the relevant securities commissions in the Qualifying Provinces in connection with the offer or sale of the Shares in Canada and (xvii) all other reasonable out-of-pocket expenses. Any individual expenses greater than US$5,000 (other than the fees and disbursements of the Underwriters’ counsel) shall be pre-approved by

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the Company. All amounts paid or reimbursed to the Underwriters under this Section 4.1(l) shall be in US dollars (with amounts payable in a currency other than US dollars convertible to US dollars using an exchange rate reasonably acceptable to the Underwriters’ and also include any value added tax or applicable taxes with respect thereto, and shall, to the extent ascertained by the Underwriters at the Time of Purchase, be paid in accordance with Section 2 hereof (amounts which are ascertained by the Underwriters after such time to be paid promptly in immediately available funds by wire transfer to an account designated by the Representatives upon written notification by the Representatives).

(m) To use best efforts to obtain from the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, as amended, consent to the circulation of the Prospectuses; and to use best efforts to keep in effect the consent from the Jersey Financial Services Commission under Article 2 of the Control of Borrowing (Jersey) Order 1958 as amended for the issue of the Shares by the Company.

(n) To use its best efforts to procure admission of the Shares to the official list maintained by the U.K. Listing Authority and to trading on the London Stock Exchange (“Admission”) not later than 8:00 a.m. London time on the First Time of Purchase (or such later time and/or date as the Company may agree with the Representatives).

(o) To comply with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to the Underwriters at each Time of Purchase are executed by the Depositary (and, if applicable, countersigned).

(p) Neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M) will, either alone or with one or more other persons, until such time as the Representatives shall have notified the Company of the completion of the distribution of the Shares by the Underwriters and that all stabilization activities with respect to such distribution have been terminated, bid for or purchase, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares or attempt to induce any person to purchase any Shares, except as otherwise provided in this Agreement or to the extent otherwise permitted by the Exchange Act and the rules and regulations thereunder; and neither the Company nor any of its affiliated purchasers will, until such time described above, make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or the ADSs.

(q) To use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectuses under the heading “Use of Proceeds”.

(r) Within the time prescribed by Canadian Securities Laws following the First Time of Purchase, to file the Canadian Offering Memorandum in each of the Qualifying Provinces in Canada where such filing is required, along with all other documents required to be filed therewith and the requisite fee.

(s) The Company and it subsidiaries will not, during the period from the date hereof until the expiry of 90 days following the date of the Prospectus, directly or indirectly, offer,

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issue, sell, pledge, issue options in respect or otherwise dispose of any ordinary shares, ADSs or any other securities of the Company (or any interest therein or in respect thereof) or any other securities exchangeable for, or convertible into, or substantially similar to the Company’s ordinary shares or ADSs or enter into any transaction having substantially the same effect or agree to do any of the foregoing other than (i) with the prior written consent of the Representatives or (b) the grant of options or the exercise of options which have been granted pursuant to the Company’s share option scheme as in effect on the date hereof or the issuance of restricted stock to employees or directors of the Company. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide HSBC Bank plc and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(p) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(t) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 3 hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5.	REIMBURSEMENT OF EXPENSES

If the Shares are not delivered for any reason, the Company shall, notwithstanding anything contained in Section 4.1(l) hereof to the contrary, pay any and all amounts due and owing to all parties as described in Section 4.1(1) hereof; provided, however, that the Company shall be obligated to pay such amounts due and owing to the Underwriters only to the extent such amounts are accountable out-of-pocket expenses or fees and disbursements of legal counsel to the Underwriters.

6.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS

The several obligations of the Underwriters hereunder to purchase the Shares at the First Time of Purchase or any Additional Time of Purchase, as the case may be, are subject to the

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performance by the Company of its obligations hereunder and to the following additional conditions:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct at the Time of Purchase with the same force and effect as if made at the Time of Purchase.

(b) The Company shall, at the Time of Purchase, have delivered to the Representatives a certificate dated the Time of Purchase from two of the Company’s authorized officers to the effect that (i) the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and (ii) the conditions described in paragraphs (a), (m), (n), (o) and (p) of this Section 6 have been met.

(c) The Underwriters shall have received at the Time of Purchase the opinion of Fulbright & Jaworski L.L.P., special U.S. counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representatives, and substantially in the form of Exhibit A to this Agreement.

(d) The Underwriters shall have received at the Time of Purchase the opinion of Ogier, Jersey counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representatives, and substantially in the form of Exhibit B to this Agreement.

(e) The Underwriters shall have received at the Time of Purchase the opinion of David Haddon, in-house counsel to the Company, dated the Time of Purchase, in form and substance satisfactory to the Representatives, and substantially in the form of Exhibit C to this Agreement.

(f) The Underwriters shall have received at the Time of Purchase the opinion of Stikeman Elliott LLP, Canadian counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representatives, and substantially in the form of Exhibit D to this Agreement.

(g) The underwriters shall have received at the Time of Purchase the opinion of Cleary Gottlieb Steen and Hamilton LLP, special U.S. counsel for the Underwriters, dated the Time of Purchase.

(h) The Underwriters shall have received at the Time of Purchase the opinion of Emmet, Marvin & Martin, LLP, special U.S. counsel for the Depositary dated the Time of Purchase, in form and substance satisfactory to the Representatives, and substantially in the form of Exhibit E to this Agreement.

(i) The Representatives shall have received from PricewaterhouseCoopers LLP, letters dated at the Execution Time and the Time of Purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the form heretofore approved by the Representatives, and substantially in the form prescribed by Statement on Auditing Standards 72: “Letter for Underwriters and Certain other Requesting Parties”.

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(j) The Representatives shall have received from BDO Stoy Hayward LLP letters dated at the Execution Time and the Time of Purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representatives, and substantially in the form prescribed by Statement on Auditing Standards 72: “Letter for Underwriters and Certain other Requesting Parties”.

(k) No amendment or supplement to the Registration Statement or the U.S. Prospectus shall be filed prior to the time the Registration Statement becomes effective to which the Representatives reasonably object in writing.

(l) The Prospectus and any supplement thereto, have been filed with the Commission within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(m) Prior to the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement or any notice objecting to their use shall have been issued under the Securities Act or proceedings initiated for that purpose shall have been commenced or threatened by or shall be pending before the Commission; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Prospectuses nor any amendments or supplements thereto, or modifications thereof, if any, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(n) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the U.S. Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the U.S. Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus, there shall not have been any material change in the share capital (other than as a result of grants or exercises under the Company’s benefit plans) or increase in short-term or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, directors of the Company, executive officers of the Company, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as described or contemplated in the U.S. Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Shares on the terms and in the manner contemplated in the U.S. Prospectus.

(o) The Shares issued in the form of ADSs shall have been listed for quotation on the Nasdaq Global Select Market and such listing shall not have been withdrawn.

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(p) The application for Admission shall have been approved (subject to issuance of the Shares) prior to the First Time of Purchase.

(q) The Representatives shall have received each of the lockup agreements from the executive directors of the Company, which agreements shall be in full force and effect at the Time of Purchase, and substantially in the form of Exhibit F to this Agreement.

(r) The Representatives on behalf of the Underwriters shall have received such other resolutions, consents, authorizations, opinions, letters and other documents relating to the Global Offering as the Underwriters may reasonably require.

(s) The offer and sale of the Shares in the Qualifying Provinces of Canada shall be exempt from the prospectus requirements of, and in compliance with, all Canadian Securities Laws and no approval or consent of or filing with any governmental authority or stock exchange in the Qualifying Provinces is required in connection with such offer and sale except as have been made or received, as applicable.

(t) The documents and information set out in Section 1 of Annex B have been delivered by the Company.

7.	TERMINATION

(a) Notwithstanding anything herein contained to the contrary, this Agreement (or the several obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by written notice given to the Company, after the execution and delivery of this Agreement and prior to the Time of Purchase (or, in the case of the Option Shares, any Additional Time of Purchase), if (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, FINRA, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the London Stock Exchange, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in (A) New York shall have been declared by either federal U.S. or New York State authorities or (B) Canada or London shall have been declared by relevant Canadian or U.K. authorities, as the case may be, (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the case of clauses (iv) or (v) above, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

(b) If the Representatives elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or facsimile.

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(c) In the event that this Agreement is terminated pursuant to this Section 7, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4.1(l), 5 and 9 hereof which sections shall survive any termination hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof which section shall survive any termination hereof) or to one another hereunder.

(d) For the avoidance of doubt, this Agreement may not be terminated in relation to any Shares after the Admission of such Shares has become effective.

8.	INCREASE IN UNDERWRITERS’ COMMITMENTS

If at the Time of Purchase, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule 1 bears to the aggregate number of Shares described opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If at the Time of Purchase any Underwriter or Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, the Representative may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representatives does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, then either the Representatives or the Company shall have the right to postpone the Time of Purchase, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. If no such arrangements for the purchase of such Shares are made within the respective prescribed periods, this Agreement (or the obligations of the several Underwriters to Purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	INDEMNITY AND CONTRIBUTION

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(a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of, based upon or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or either of the ADS Registration Statements (each as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented), any Preliminary Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433 of the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in any case insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company’s directors and officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Prospectus, any amendment or supplement thereto, any Preliminary Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433 of the Securities Act.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceedings, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the

26

same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, the Company’s directors and officers who sign the Registration Statement and control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under either such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table under the heading “Plan of Distribution”, bear to the aggregate public offering price of the Shares. The relative fault of the Company, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations described above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares described opposite their names in Schedule 1 hereto and not joint.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

10.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

The indemnity and contribution agreements contained in Section 9 and the agreements, representations, warranties and other statements of the Company, as described in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors or officers or any person (including each officer or director of such person) controlling any Underwriter or by or on behalf of the Company, its directors or officers or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares. Each of the parties hereto agrees to notify each other party promptly of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s executive officers, directors or the Secretary of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or any of the Prospectuses.

11.	JUDGMENT CURRENCY

Each of the parties hereto acknowledges that the U.S. dollar (the “Contractual Currency”) is the sole currency of payment for all sums payable by any party under or in connection with Section 9 of this Agreement. If, under any applicable law and whether pursuant to a judgment being made or registered against any party or for any other reason, any payment under or in

28

connection with Section 9 of this Agreement is made or fails to be satisfied in a currency (the “Other Currency”) other than the Contractual Currency then, to the extent that the payment (when converted into the Contractual Currency at the Rate of Exchange on the date of payment or, if it is not practicable for the relevant party to purchase the Contractual Currency with the Other Currency on the date of payment, at the Rate of Exchange as soon thereafter as it is practicable for it to do so) actually received by the relevant party falls short of the amount due under the terms of Section 9 of this Agreement, the other party shall as a separate and independent obligation, indemnify and hold harmless such party against the amount of such shortfall. For the purpose of this Section 11, “Rate of Exchange” means the rate at which the relevant party is able on the relevant date in London to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

12.	NOTICES

Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be delivered or sent by messenger, telex, overnight courier or facsimile transmission and, (i) if to the Underwriters, shall be sufficient in all respects if delivered or sent to HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom (fax: 020 7991 4441), Attention: [Jan Sanders] and Citigroup Global Markets Limited, Citigroup Centre, 33 Canada Square, London E14 5LB, United Kingdom (fax: •), Attention: [•] with a copy to: Cleary Gottlieb Steen & Hamilton LLP, City Place House, 55 Basinghall Street, London EC2V 5EH (fax: 020 7600 1698) Attention: Ashar Qureshi, and (ii) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Randgold Resources Limited, La Motte Chambers, La Motte Street, St. Helier Jersey JE1 1BJ, Channel Islands (fax: +44 1534 735 444), Attention: David Haddon, with a copy to: Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103 (fax: 212 318 3400), Attention: Steven Suzzan.

13.	GOVERNING LAW; CONSTRUCTION; HEADINGS

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.	SUBMISSION TO JURISDICTION

To the fullest extent permitted by applicable law, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York State or U.S. federal court of competent jurisdiction located in the Borough of Manhattan, The City of New York, New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and

29

any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

Each of the parties hereto waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York State or U.S. federal court of competent jurisdiction located in the Borough of Manhattan, The City of New York, New York, or in any foreign court. To the extent permitted by law, each of the parties hereto hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company hereby appoints CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 (the “Process Agent”) as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement or the transactions contemplated hereby brought in such New York State or Federal court of competent jurisdiction sitting in the Borough of Manhattan, The City of New York, New York. Such service may be made by delivering a copy of such process to the Company, in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company, in any such suit, action or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such appointment of the Process Agent (or any successor thereto) in full force and effect for all applicable periods under this Agreement.

15.	WAIVER OF JURY TRIAL

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.	PARTIES OF INTEREST

The Agreement herein described has been and is made solely for the benefit of the Underwriters, the Company, and to the extent provided in Section 9 hereof the Indemnified Persons (including the controlling persons, directors and officers referred to in Section 9, and their respective successors, assigns, heirs, personal representatives and executors and administrators) and Indemnified Parties, respectively. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement, including under the Contracts (Rights of Third Parties) Act 1999.

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17.	COUNTERPARTS

This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

19.	MISCELLANEOUS

(a) The parties hereto acknowledge and agree that HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited, on behalf of the Underwriters, to the extent permitted by applicable laws, may effect transactions in the open market or otherwise in connection with the distribution of the Shares with a view to stabilizing or maintaining the market price of the Shares or the ADSs at levels other than those which might otherwise prevail in the open market. The parties hereto further agree than any loss (including expenses) or profit sustained as a consequence of any such over-allotment or stabilizing activity shall be for the account of the Underwriters (in their capacity as such) and shall not be for the account of the Company. HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited may make short sales of the Shares and the ADSs in connection with the Global Offering, resulting in the sale by HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited of a greater number of Shares and ADSs than it is required to purchase pursuant to the Underwriting Agreement. The short position resulting from those short sales will be deemed a “covered” short position to the extent that it does not exceed the Shares and the ADSs subject to the over-allotment option and will be deemed a “naked” short position to the extent that it exceeds that number. A naked short position is more likely to be created if HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited is concerned that there may be downward pressure on the trading price of the Shares or the ADSs in the open market that could adversely affect investors who purchase Shares or ADSs in the Global Offering. HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited may reduce or close out their covered short position either by exercising the over-allotment option or by purchasing Shares or ADSs in the open market. In determining which of these alternatives to pursue, HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited will consider the prices at which ordinary shares or ADSs are available for purchase in the open market as compared to the price at which it may purchase through the over-allotment option. Any naked short position will be closed out by purchasing Shares or ADSs in the open market. Similar to other stabilizing transactions described below, open market purchases made by the Representatives to cover all or a portion of its short position may have the effect of preventing or retarding a decline in the market price of the Shares or the ADSs following the Global Offering. As a result, the Shares or the ADSs may trade at a price that is higher than the price that otherwise might prevail in the open market. Notwithstanding any other provision of this paragraph (a), HSBC Bank plc or its affiliates acting on its behalf (including HSBC Securities (USA) Inc.) and Citigroup Markets Limited shall undertake no stabilizing or over-allotment activity unless the same is permitted by the U.K. FSA’s Code of Market Conduct or applicable U.S. laws and regulations.

(b) This Agreement embodies the entire agreement and understanding among the Company and the Underwriters and supersedes all prior agreements and understandings among the Company and the Underwriters relating to the subject matter hereof; provided, however, that nothing in this Agreement shall exclude any liability which any of the parties would otherwise

31

have in respect of any statements made fraudulently by any other of them prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by any other of them.

(c) All sums payable to the Underwriters, and to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in Section 9 (each a “Payee”) hereunder shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as will be required to ensure that the net amount received by such Payee shall equal the full amount which would have been received by it had no such deduction or withholding been made.

* * *

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If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please sign and return two counterparts hereof, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,
RANDGOLD RESOURCES LIMITED
By:
Name:
Title:

Accepted as of the date hereof HSBC BANK PLC AND CITIGROUP GLOBAL MARKETS LIMITED As Representatives of the several Underwriters named in Schedule 1 hereto. HSBC BANK PLC
By:
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED
By:
Name:
Title:

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SCHEDULE 1

Underwriter	Number of Firm Shares to be Purchased
HSBC Bank plc.	[●]
Citigroup Global Markets Limited.	[●]
Arbuthnot Securities Limited	[●]
[●]	[●]
[●]	[●]
Total	[●]

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SCHEDULE 2

35

SCHEDULE 3

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SCHEDULE 4

Form of Over-Allotment Exercise Letter

•, 2007

Randgold Resources Limited

La Motte Chambers

La Motte Street

St. Helier Jersey JE1 1BJ

Channel Islands

Attn: David Haddon

Ladies and Gentlemen:

HSBC Bank plc and Citigroup Global Markets Limited hereby irrevocably exercises the option contained in Section 1(b) of the Underwriting Agreement dated November [•], 2007 among Randgold Resources Limited (The “Company”), HSBC Bank plc and Citigroup Global Markets Limited, as Representatives of the underwriters listed in Schedule 1 thereto (the “Underwriting Agreement”), in respect of __________ additional ordinary shares of the Company (the “Option Shares”), some of which may be delivered in the form of ADSs. The time and date of payment and delivery for the Option Shares shall be ___________.

Terms used and not otherwise defined in this letter shall have the meanings as in the Underwriting Agreement.

Very truly yours, HSBC BANK PLC AND CITIGROUP GLOBAL MARKETS LIMITED Acting on behalf of themselves and the several Underwriters HSBC BANK PLC
By:
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED
By:
Name:
Title:
cc:	Steven Suzzan, Esq. Ashar Qureshi, Esq.

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ANNEX A

1.	EUROPEAN ECONOMIC AREA

1.1 In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Shares or ADSs to the public in that Relevant Member State prior to the publication of a prospectus in relation to Shares and ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares or ADSs to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than Euro 43,000,000 and (3) an annual net turnover of more than Euro 50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of Shares or ADSs to the public’’ in relation to any Shares or ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the Shares or ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

2.	UNITED KINGDOM

2.1 In relation to the United Kingdom, each underwriter represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 (“U.K. FSMA”)) received by it in connection with the issue or sale of the Shares and/or ADSs in circumstances in which Section 21(1) of the U.K. FSMA does not apply to the Company; and

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(b) it has complied and will comply with all applicable provisions of the U.K. FSMA with respect to anything done by it in relation to the Shares and/or ADSs in, from or otherwise involving the United Kingdom.

3.	FRANCE

3.1 In relation to France, each underwriter represents and agrees that, in connection with its initial distribution of the Shares and ADSs, (i) no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Shares and ADSs that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, Shares or ADSs to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in D 34 1-1 of the French Code Monétaire et Financier and belonging to a “limited circle of investors” (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder, (iii) it has not released, issued or distributed this prospectus, any prospectus supplement, or any other materials related to the offering or information contained therein relating to the Shares and/or ADSs or caused any such document or information to be released, issued or distributed to the public in France except to Permitted Investors, and (iv) the direct or indirect resale to the public in France of any Shares and/or ADSs acquired by any Permitted Investors may be made only as provided by Articles L.411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

4.	CANADA

4.1 In relation to Canada, each Underwriter represents and agrees that the sale and delivery of the Shares and/or ADSs to any purchaser in Canada or who is a resident thereof by such Underwriter shall be made so as to be exempt from the prospectus filing and registration requirements of all Canadian Securities Laws.

5.	JERSEY

5.1 Each Underwriter represents and agrees that it has not and will not circulate, and that it has not procured and will not procure the circulation of, any prospectus within the meaning of Article 1 of the Companies (Jersey) Law 1991, as amended, on behalf of the Company in any part of the world in relation to any Shares and/or ADSs without the Company having obtained the prior written consent of the Jersey Registrar of Companies to such circulation.

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ANNEX B

1.	PRIOR TO THE DATE OF THIS AGREEMENT

1.1 A copy of the verification notes signed by or on behalf of all the directors of the Company together with copies of the annexes to or material referred to in the verification notes.

1.2 Application for Admission of Securities and LSE form 1.

1.3 A certified true copy of the minutes of the board of directors of the Company at which resolutions were passed in the agreed form, inter alias, authorizing the steps to be taken by the Company in connection with the allotment and pricing of the Shares.

1.4 A form of definitive share certificate for the Shares.

1.5 Original copies of the letters from PricewaterhouseCoopers LLP and PricewaterhouseCoopers Inc. consenting to the inclusion of their names and the references to them in the form and context in which they are respectively included.

1.6 An original copy of the letter from BDO Stoy Hayward consenting to the inclusion of its name and the references to it in the form and context in which they are respectively included.

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EXHIBIT A

Form of Opinion of Fulbright & Jaworski L.L.P.

Pursuant to Section 6(c) of the Underwriting Agreement

A-1

EXHIBIT B

Form of Opinion of Ogier

Pursuant to Section 6(d) of the Underwriting Agreement

B-1

SCHEDULE

the “Subsidiary Companies”

Mining Investments (Jersey) Limited

Randgold Resources (Cote d’Ivoire) Limited

Randgold Resources (Mali) Limited

Randgold Resources (Somilo) Limited

Morila Limited

Randgold Resources (Senegal) Limited

B-2

EXHIBIT C

Form of Opinion of In-house Counsel for the Company

Pursuant to Section 6(e) of the Underwriting Agreement

C-1

EXHIBIT D

Form of Opinion of Stikeman Elliott LLP

Pursuant to Section 6(f) of the Underwriting Agreement

D-1

SCHEDULE “A”

[Insert list of Purchasers]

D-2

SCHEDULE “B”

[Insert list of Underwriters]

D-3

EXHIBIT E

Form of Opinion of Emmet, Marvin & Martin, LLP

Pursuant to Section 6(h) of the Underwriting Agreement

E-1

EXHIBIT F

Form of Lock-Up Agreement

Randgold Resources Limited

La Motte Chambers

La Motte Street

St Helier

Jersey

Channel Islands

HSBC Bank plc

Citigroup Global Markets Limited

As Representatives of the several Underwriters

c/o HSBC Bank plc

8 Canada Square

Canary Wharf

London E14 5HQ

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

33 Canada Square

London E14 5LB

United Kingdom

Ladies and Gentlemen:

1. This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”) between Randgold Resources Limited (the “Company”) and HSBC Bank plc and Citigroup Global Markets Limited (the “Representatives”) as representatives of the group of Underwriters (the “Underwriters”) named therein.

2. I hereby warrant and represent that

(a) I am the legal and beneficial owner of _________________ ordinary shares of US$0.05 par value per share of the Company in the form of either ordinary shares or ADSs (the “Securities”);

(b) I am the beneficiary of options to subscribe for in aggregate ____________ Securities;

(c) save as set out in paragraphs 2(a) and (b) above, I have no other interest in the share capital of the Company.

F-1

3. In order to induce the Representatives and the other Underwriters to enter into the Underwriting Agreement, I hereby undertake with the Representatives and the Company that, for a period of 90 days following the date of the Underwriting Agreement, I will not offer, sell, transfer, mortgage, charge or otherwise dispose of or agree to offer, sell, transfer, mortgage, charge or otherwise dispose of, directly or indirectly, any Securities held by me on the date hereof, any Securities acquired by me after the date hereof or any securities held by me on or after the date hereof that are convertible into, or exercisable or exchangeable for, the Securities (collectively, “My Shares”) or any interest in My Shares or enter into any transaction having the same economic effect without the prior written consent of HSBC Bank plc.

4. Notwithstanding the provisions of paragraph 3 above, I may sell or otherwise dispose of all or any of My Shares held on the date of the Underwriting Agreement or any interest therein pursuant to:

(a) an acceptance of an offer for the entire issued share capital of the Company (excluding any ordinary shares already held by the offeror) by a person who is not acting in concert with any director (a “Third Party Offer”);

(b) the giving of an irrevocable undertaking to accept a Third Party Offer;

(c) selling any of My Shares to a person making a Third Party Offer or a person who has announced an intention to make a Third Party Offer;

(d) making a counter-bid following a Third Party Offer;

(e) a disposal or agreement to make a disposal by way of a sale for cash or the grant of security for borrowing by the person making such disposal, which is made with the prior written consent of HSBC Bank plc (for itself and on behalf of the other Underwriters) and is made for the purpose of funding an amount payable by the person making the disposal in respect of any claim made against him by one or more of the Underwriters pursuant to the Underwriting Agreement provided that any such sale is made by the Company’s brokers for the time being;

(f) to any disposal required by any statutory or regulatory requirement;

(g) without prejudice to paragraphs (a) through (d) of this Section 4, any compromise or arrangement pursuant to the provisions of the Companies (Jersey) Law 1991, as amended providing for the acquisition by any person (or a group of persons acting in concert within the meaning of the City Code on Takeovers and Mergers of the United Kingdom) of shares in the Company representing more than 50 per cent. of the total voting rights of the Company;

(h) the termination of the service agreement made between myself and the Company dated ________________.

5. I agree and acknowledge that nothing contained herein constitutes the giving of investment advice to me by the Representatives or constitutes myself as a customer or client of the Representatives. I further agree and acknowledge that the Representatives will not be responsible for providing to me protections afforded to customers or clients of the Representatives.

F-2

6. Any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Yours very truly,

F-3